Execution Version

Exhibit 10.3

AMENDMENT N° 29
TO THE
FULL SCALE SYSTEM DEVELOPMENT CONTRACT
No. IS-10-021
Between
IRIDIUM SATELLITE LLC
And
THALES ALENIA SPACE FRANCE
for the
IRIDIUM NEXT SYSTEM

PREAMBLE

This Amendment N° 29 (“Amendment N° 29” or the “Amendment”) to the Full Scale System Development Contract No. IS-10-021 signed on June 1, 2010 between Iridium Satellite LLC and Thales Alenia Space France for the Iridium NEXT System, as amended, (the “Contract”) is entered into on this 25th day of July, 2017 by and between Thales Alenia Space France, a company organized and existing under the laws of France, having its registered office at 26 avenue Jean François Champollion 31100 Toulouse – FRANCE (“Contractor”), and Iridium Satellite LLC, a limited liability company organized under the laws of Delaware, having an office at 1750 Tysons Boulevard, Suite 1400, McLean, VA 22102 - USA (“Purchaser”).

RECITALS

WHEREAS, Purchaser and Contractor have engaged in discussions relating to changes the Parties would like to incorporate in the Contract relating to the deferment of certain Milestone payments amounting to One Hundred Million Twenty Thousand and Six Hundred Twelve U.S. dollars (US$100,020,612); and

WHEREAS, the Parties now desire to amend Articles 1, 4 and 5 of the Contract in accordance with the terms and conditions provided for in this Amendment.

NOW, THEREFORE, in consideration of the premises and for good and valuable consideration, the receipt and adequacy of which are hereby expressly acknowledged, and intending to be legally bound, the Parties hereby agree as follows:

Article 1: Capitalized terms used but not defined in this Amendment shall have the meanings ascribed thereto in the Contract or any amendments thereto, as the case may be.

Article 2: Article 1 of the Contract is hereby modified to add the following definitions.

“Applicable Margin” means 1.40% p.a.

“BPI France Assurance Export Premium” has the meaning set forth in Article 5.2.

“Deferred Milestone” has the meaning set forth in Article 5.2.

“Final Maturity Date” means March 31, 2019, provided that if such date would fall on a day which is not a Business Day, such date shall fall on the next following Business Day (unless such next following Business Day is the first Business Day of a calendar month, in which case such date shall fall on the Business Day next preceding such numerically corresponding day).

“Interest” means the interest calculated on each Deferred Milestone and on the BPI France Assurance Export Premium amount in accordance with Article 5.2.

*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Execution Version

“Payment Instrument” means any lettre de change governed by French law and in substantially the form of Exhibit 5.2 (Form of Payment Instrument) as issued by the Contractor (tireur) in favor of Contractor (or a subsequent transferee) as beneficiary (in accordance with the Security and Intercreditor Agreement) (bénéficiaire) to be drawn against the Purchaser (tiré), being in a fixed USD amount which is specified to be due and payable on the Final Maturity Date.

“Security and Intercreditor Agreement” means that certain Security and Intercreditor Agreement, dated as of the date hereof, among Purchaser, Contractor, the Security Agent (as defined therein) and the BPIAE Agent (as defined therein).

Article 3: Article 4.5.2 of the Contract is hereby revised by: (a) adding at the beginning of the paragraph “[***]” (b) deleting the word “[***]” directly before [***]; and (c) adding the phrase “[***]” after [***].

Article 4: Article 4.5 of the Contract is hereby modified by inserting the following after Article 4.5.3:

“4.5.4      Tax Deduction.

(a)          Purchaser shall make all payments to Contractor required under this Agreement without any tax deduction, unless a tax deduction is required by law.

(b)          Purchaser shall promptly upon becoming aware that it must make a tax deduction (or that there is any change in the rate or the basis of a tax deduction) notify Contractor accordingly.

(c)          If Purchaser is required to make a tax deduction, it shall make that tax deduction and any payment to a taxing authority in connection with that tax deduction as required by law.

(d)           Without any duplication of Article 4.5.2, if Purchaser is required to make a tax deduction for which Purchaser is responsible under Article 4.5.2(iv), the amount of the payment due from Purchaser shall be increased to an amount as may be necessary which (after making such deduction for taxes) leaves an amount equal to the payment which would have been due if no such deduction for taxes had been required.

(e)          Within [***] of making either a tax deduction or any payment required in connection with that tax deduction, Purchaser shall deliver to Contractor for whom such tax deduction was made an original receipt (or certified copy thereof) or in the absence of such receipt (or copy), other evidence reasonably satisfactory to Contractor that the tax deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

(f)           Contractor will properly complete, execute and provide to Purchaser any documentation reasonably requested by Purchaser that will permit any payment to be made without withholding or at a reduced rate of withholding, including the applicable United States Internal Revenue Service Form W-8 and any certification required to obtain the portfolio interest exemption under the United States Internal Revenue Code.”

(g)    Contractor agrees to indemnify Purchaser for any amounts Purchaser pays under any Payment Instrument (or under any guarantee thereof) with respect to Contractor or its assignee for:

(i)    income tax related thereto,

(ii)    any stamp, registration, transfer or similar taxes incurred on the assignment of such Payment Instrument,

(iii)    taxes in excess of those that would have been imposed upon Contractor,

*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Execution Version

(iv)    withholding taxes imposed because Contractor or an assignee did not provide any tax forms reasonably requested by the Purchaser in order to avoid or reduce applicable withholding tax.

Article 5: Article 5.2 of the Contract is modified by inserting the following after the end of the last paragraph.

“Notwithstanding the first paragraph of this Article 5.2, each of the Contractor and the Purchaser agrees that in relation to the following Milestones (each such Milestone a “Deferred Milestone”), and on and subject to the terms set out below, the Purchaser shall be obliged to accept (accepter) and countersign a Payment Instrument delivered to it by the beneficiary thereof:

Milestone Number	Milestone Description	Milestone Value (USD)	Invoice Planned Date
[***]	[***]	[***]	[***]
	Total	100,020,612

No less than [***] prior to fulfillment of the conditions in Article 5.1.2 in relation to each such Deferred Milestone, the Contractor shall issue a Payment Instrument in a USD amount corresponding to the aggregate of: (1) a principal amount equal to the milestone value of such Deferred Milestone; and (2) corresponding accrued interest thereon as of the Final Maturity Date. The Purchaser shall, in consideration of the deferral of its payment obligation in relation to the Deferred Milestones on and subject to the terms of this Contract, accept and countersign any such Payment Instrument within [***] of the date on which the conditions in Article 5.1.2 have been achieved for such Deferred Milestone and shall send the countersigned and accepted Payment Instrument to the Contractor. The payment of the unconditional payment obligations under the Payment Instrument shall discharge in full the Purchaser from its payment obligation under the corresponding Deferred Payment.
If the Purchaser does not accept a Payment Instrument in respect of any Deferred Milestone within [***] after the conditions in Article 5.1.2 have been achieved for such deferred Milestone under and in accordance with the paragraph above (subject only to the final paragraph of this Article 5.2 below), the Purchaser shall be required to make payment to the Contractor of the corresponding Milestone Value in full in freely transferable funds to such account as the Contractor may notify.

Contractor shall detail in the invoice delivered to Purchaser pursuant to Article 5.1.2(ii), the interest rate and amount of Interest applicable to the Deferred Milestone amount, calculated pursuant to this Article 5.2. In the event Purchaser finds a discrepancy in the interest rate or amount of Interest, Purchaser shall so notify Contractor in writing within [***] after receipt of Contractor’s invoice. Upon Contractor’s acceptance and correction of the noted discrepancy, the invoice shall be reissued. The Payment Instrument shall be re-issued by the Contractor and delivered to the Purchaser for countersigning and acceptance and then re-sent to the Contractor within the period of [***] after the date of receipt by purchaser of the corrected invoice.

Purchaser shall pay to Contractor a premium consisting of:

(a) an amount of One Million U.S. Dollars (US$ 1,000,000) to be paid to by the Purchaser to the Contractor within [***] from the date of execution of Amendment N° 29 after receipt of a corresponding invoice from the Contractor, and

(b) an amount calculated by BPI France Assurance Export (equal to 1.62% of the milestone value of the Deferred Milestones, Interest in connection with such Deferred Milestones and Interest in connection with the BPI France Assurance Export Premium) to be invoiced by the Contractor within [***] from the date of receipt by Contractor of the premium invoice from BPI France Assurance Export and payable with interest at the Final Maturity Date.

*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Execution Version

(such premium, the “BPI France Assurance Export Premium”).

In addition to any other rights which BPI France Assurance Export may have under the cover or otherwise, BPI France Assurance Export will benefit from the right to be subrogated to the right of the Contractor or any assignee or transferee and shall benefit from full rights of recourse against the Purchaser regarding the Payment Instruments.

Within [***] of Purchaser’s receipt from Contractor of the invoice evidencing the amount of the premium and associated interest referred to in paragraph (b) of the definition of “BPI France Assurance Export Premium,” the Contractor shall issue a Payment Instrument in a USD amount corresponding to the aggregate of (1) the BPI France Assurance Export Premium; and (2) corresponding accrued interest as of the Final Maturity Date. The Purchaser shall, in consideration of the deferral of its payment obligation in relation to the BPI France Assurance Export Premium on and subject to the terms of this Contract, accept and countersign any such Payment Instrument within [***] of the date on which Purchaser receives Contractor’s invoice and send the accepted Payment Instrument to the Contractor. The payment of the unconditional payment obligations under the Payment Instrument shall discharge in full the Purchaser from its payment obligation under the corresponding payment obligation under this paragraph.

Contractor shall detail in the invoice delivered to Purchaser the interest rate and amount of Interest applicable to the BPI France Assurance Export Premium. In the event Purchaser finds a discrepancy in the interest rate or amount of interest, Purchaser shall so notify Contractor in writing within [***] after receipt of Contractor’s invoice. Upon Contractor’s acceptance and correction of the noted discrepancy the invoice shall be reissued. The Payment Instrument shall be re-issued by the Contractor and delivered to the Purchaser for countersigning and acceptance and then re-sent to the Contractor within the period of [***] after the date of receipt by purchaser of the corrected invoice.

If the Purchaser does not make payment under any Payment Instrument on the Final Maturity Date (other than to the extent such Payment Instrument is cancelled by the holder thereof), interest shall accrue on the outstanding amount under such Payment Instrument computed at the Interest Rate, and such interest shall constitute a debt under the Contract which is immediately due and payable upon demand by the holder of such Payment Instrument.

The Purchaser and the Contractor acknowledge that once a Payment Instrument is accepted by the Purchaser the Purchaser’s payment obligation with respect to such Payment Instrument shall be irrevocable and unconditional. Each Payment Instrument shall be signed by a duly authorized representative of the Purchaser and shall be freely endorsable subject to the terms of the Security and Intercreditor Agreement and the Payment Instrument shall be governed by French law.

Interest on the principal amount of each Payment Instrument shall be calculated by using (a) the US Dollar London Interbank Offered Rate (LIBOR) for the relevant period displayed on pages LIBOR01 or, as applicable, LIBOR02 of the Thomson Reuters screen at 11:00 am London Time the day of the invoice for the period between the Invoice Date of each milestone and the Final Maturity Date, plus (b) the Applicable Margin as follows:

(Milestone Amount) x (Interest + Applicable Margin) x (Number of days from invoice until Final Maturity Date)/ 360.

For deferred interest periods longer than twelve (12) months, the SWAP rate shall be used to calculate interest between the Invoice Date and the Final Maturity Date plus the Applicable Margin. The SWAP rate shall be the semi-annual USD swap rate quoted page Bloomberg ICAP at 11:00 am London Time the day of the invoice.

Interest will be computed on a 360-day basis and the actual number of days elapsed between the Milestone Invoice Date and the Final Maturity Date.

*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Execution Version

In the case of a deferred period not matching one of the USD interest rate curve pillar, the USD interest rate shall be interpolated from the above defined rates (LIBOR rate up to 12 months, SWAP rate beyond 12 months).

Contractor shall benefit from a first ranking senior security interest on certain payments to be received by Purchaser from Aireon in accordance with the Security and Intercreditor Agreement among Contractor, Purchaser and Deutsche Bank Trust Company Americas. The benefit of such first ranking senior security interest shall be governed under the Security and Intercreditor Agreement.”

Article 6: The Contract is hereby modified by inserting Exhibit A hereto as Exhibit 5.2 (Form of Payment Instrument) to the end of the Contract.

Article 7: The effective date of this Amendment shall be the date when all of the following conditions have been fulfilled (with respect to (E) below, as confirmed in writing by Purchaser to Contractor promptly upon occurrence):

(A)	Execution of the Amendment by both Parties

(B)	Payment on Contractor’s bank account of the USD 1 million referred to in Article 5 above, corresponding to the upfront portion of the BPI France Assurance Export Premium; and

(C)
Notification of Contractor by Purchaser that Purchaser has received the written consent of the BPIAE Agent under the Amended and Restated BPIAE Facility Agreement, dated as of October 4, 2010, as further amended, amended and restated, modified or supplemented from time to time.

Article 8: Following assignment or other transfer of a Payment Instrument, Purchaser agrees to execute, acknowledge and deliver at such Payment Instrument holder’s expense (if any) such further documents and instruments and to take all other actions necessary, in each case, to ensure that the assignment or transfer of such Payment Instrument is effective in accordance with the terms of this Amendment and of the Payment Instrument.

Article 9: This Amendment may be executed and delivered (including via facsimile or other electronic means) in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

Article 10: All other provisions of the Contract not expressly referred to in this Amendment remain in full force and effect.

[The remainder of this page is left blank.]

*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Execution Version

IN WITNESS WHEREOF, the Parties have executed this Amendment by their duly authorized officers as of the date set forth in the Preamble.

IRIDIUM SATELLITE LLC                THALES ALENIA SPACE FRANCE

/s/ S. Scott Smith                    /s/ Jean-Loic Galle
S. Scott Smith                        Jean-Loic Galle
Chief Operating Officer                    President and CEO

*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit A to Amendment N° 29

EXHIBIT 5.2

BILL OF EXCHANGE (LETTRE DE CHANGE)
Stipulated without fee (stipulée sans frais)

Please pay upon presentation of this bill of exchange to THALÈS ALENIA SPACE FRANCE [specify corporate details of TAS] (the “Beneficiary” (Bénéficiaire)), or at its order, the sum of USD [amount in letter corresponding to aggregate of principal and interest for the relevant Deferred Milestone under Amendment 29] (the “Face Value” [__]) (or such lower amount as may be demanded by the Beneficiary). In the case of a demand for an amount lower than the Face Value, any amount not so demanded by the Beneficiary shall be immediately and irrevocably cancelled.

Identity of the Drawee (Tiré): Iridium Satellite LLC, a limited liability company organized under the laws of Delaware, having an office at 1750 Tysons Boulevard, Suite 1400, McLean, VA 22102 - USA.

Maturity Date: 31 March 2019, provided that if such date would fall on a day which is not a Business Day, such date shall fall on the next following Business Day (unless such next following Business Day is the first Business Day of a calendar month, in which case such date shall fall on the Business Day next preceding such numerically corresponding day). Business Day means a day (other than a Saturday or Sunday) on which banks and trust institutions are open for general business in London, Paris and New York.

Domiciliation: [specify corporate details of the Drawee’s bank]

Date and place of creation: [specify the issuing date and issuing place].

Endorsement (endossement)
This bill of exchange cannot be endorsed or transferred to any person unless such person is approved in writing by the Drawee and Société Générale as the BPIAE Agent (such approval being evidenced by an executed copy of the letter addressed by the Drawee and the BPIAE Agent to the transferor and the transferee, in the form as attached to this bill of exchange (lettre de change)). Any assignment or other transfer not in accordance with the foregoing shall be void. Without prejudice to the foregoing, this bill of exchange (lettre de change) may in any event be endorsed to Bpifrance Assurance Export.

Governing law
This bill of exchange (lettre de change) and any non-contractual obligations arising out of or in connection with them are governed by French law.

Jurisdiction
Any dispute in relation with this bill of exchange (lettre de change) shall be submitted to the exclusive jurisdiction of the Commercial Court of Paris (Tribunal de commerce de Paris), without prejudice to the beneficiary’s or holder's right to bring action before the courts in whose jurisdiction the issuer's related assets would be located.

*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

DRAWER (TIREUR)

_____________________
[Signature of the representative of Thalès Alenia Space France]

THALÈS ALENIA SPACE FRANCE
As Drawer (Tireur)
By [name of the representative of Thalès Alenia Space France
ACCEPTED BY IRIDIUM SATELLITE LLC _____________________ [Signature of the representative of Iridium Satellite LLC] IRIDIUM SATELLITE LLC By [name of the representative of Iridium Satellite LLC]

Attachment

[notification of approval of endorsement]

*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

NOTIFICATION OF APPROVAL OF ENDORSEMENT

From:	Iridium Satellite LLC and [Société Générale] (the BPIAE Agent)

To:	[THALÈS ALENIA SPACE FRANCE] as transferee and [***] as transferor.

[Date]
1.By registered letter with recorded delivery
Dear Sirs,
We refer to the bill of exchange (lettre de change) dated [l] 2017 against Iridium Satellite LLC as drawee (tiré) [a copy of which is attached hereto].
We hereby confirm that we approve the endorsement (endossement) of the bill of exchange to the benefit of [***].
Yours sincerely,

________________________	________________________
Iridium Satellite LLC	Société Générale
The Drawee	The BPIAE Agent

*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.